0000
Certificate Number

immune
THERAPEUTICS, INC.

* 0,000,000 *
Shares

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

Par Value $0.0001
Common Stock

CUSIP NO. 45252A107

This Certifies That *** SPECIMEN ***

Is The Owner Of * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

IMMUNE THERAPEUTICS, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

NOREEN GRIFFIN
Chief Executive Officer

Kirsten Bartholomew
KIRSTEN BARTHOLOMEW
Secretary


IMMUNE THERAPEUTICS, INC.
Corporate
Seal
FLORIDA

Dated:

Countersigned and Registered:
BY

ClearTrust, LLC
Transfer Agent

Authorized Signature
www. ClearTrustOnline.com